UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the Securities and
                             Exchange Act of 1934

                        Date of Report: January 13, 2000

                       NETWORK SYSTEMS INTERNATIONAL, INC.
           (Exact Name of Registrant as Specified in its Charter)


          Nevada                           0-22991            87-0460247
(State or other jurisdiction         (Commission File      (I.R.S. Employer
of incorporation or organization)         Number)       Identification Number)


             200 North Elm Street, Greensboro, North Carolina  27401
               (Address of principal executive officer) (Zip Code)

                               (336) 271-8400
               (Registrants telephone number, including area code)

Item 5.   Other Events

On January 13, 2000, Network Systems International, Inc. (the "Company") issued a press release reporting its results for its 1999 fiscal year ended September 30, 1999. The press release also noted that the results of the 1999 fiscal year of the Company reflected a change in the application of accounting standards related to the capitalization of software development costs. This change was based on advice from its new outside auditors, KPMG LLP, that it was more appropriate to expense in-house development costs based upon the documentation required by FASB No. 86 Computer Software to be Sold, Leased, or Otherwise Marketed to support the achievement of technological feasibility for the Company's software products.

The press release included a chart indicating the effect of this change in accounting for internally developed software on the previously released financial results for its fiscal year ended September 30, 1998 and its quarterly results for December 31, 1998, March 31, 1999, and June 30, 1999. The
Company's Form 10KSB, filed on January 13, 2000, also reflects the effect of this change in accounting for the Company's fiscal years ended September 30, 1999 and September 30, 1998.

In addition, the Company announced in the press release that earnings were negatively impacted by several non-recurring charges for the year ended September 30, 1999. Also, the Company announced that $120,000 in cost as previously reported to acquire Vercom Software, Inc. should have been capitalized rather than expensed.

A copy of the press release discussing the above and certain related matters is included as Exhibit 99 to this Current
Report on Form 8-K and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial
Information and Exhibits

(a)  Exhibits

The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No. 99    Description of Exhibit

Press Release issued by the registrant on January 13, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NETWORK SYSTEMS INTERNATIONAL, INC.
                                       (Registrant)

                               By:  /s/ Michael T. Spohn

                               Michael T. Spohn,
                               Chief Financial Officer


Date:  January 13, 2000